UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 23, 2010
Date of Report (Date of earliest event reported)

BARK GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53530	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ostergade 17-19, 3rd Floor, Copenhagen K, Denmark	DK-1100
(Address of principal executive offices)	(Zip Code)

+45 7026 9926
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Bark Group Inc. (the “Company”) entered into an agreement dated May 6, 2010 with Sapiens Alliance Ltd., Rene Lauritsen, Svaneco Ltd. and Jesper Svane. Sapiens Alliance Ltd. is a private company controlled by Rene Lauritsen. Svaneco is a private company controlled by Jesper Svane. Sapiens Alliance, Lauritsen, Svaneco and Svane (together, the “Principal Shareholders”) are together the beneficial holders of shares of more than 80,000,000 shares of the Company’s common stock.

The Principal Shareholders have agreed to provide to the Company the right to direct that the Principal Shareholders sell an aggregate of 80,000,000 shares of the Company’s common stock held by the Principal Shareholders (the “Principal Shareholder Shares”) during a term commencing on the date of the Agreement and ending on 31 December 2010 (the “Term”) in order to facilitate future acquisitions that may be completed by the Company. During the Term:

  the Company will have the right by delivery of notice to the Principal Shareholders to cause the Principal Shareholders to sell all or a portion of the Principal Shareholder Shares to a purchaser or purchasers named by the Company at and for the payment of the purchase price of $0.025 per share; and

  the Principal Shareholders will vote the Principal Shareholder Shares in favour of all matters proposed in any proxy circular delivered to the shareholders of the Company in accordance with its obligations under Section 14(a) of the United States Securities Exchange Act of 1934, as amended.

Each of the Principal Shareholders represented and warranted in the Agreement that the share purchase agreements referenced in the Form 8-K current report of the Company dated April 23, 2010 have been terminated and no Principal Shareholder Shares were transferred thereunder.

This description of the Agreement is a summary of material terms only and investors are encouraged to read the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 5.01      Change of Control.

The Company previously reported on April 23, 2010 that an aggregate of 80 million shares of common stock would be transferred to existing officers and directors of the Company from Mr. Jesper Svane and Mr. Rene Lauritsen and their affiliated entities pursuant to agreements dated April 23, 2010. These agreements have been terminated and superseded by the agreement between the Company, Sapiens Alliance Ltd., Rene Lauritsen, Svaneco Ltd. and Jesper Svane dated May 6, 2010, as reported under Item 1.01 of this Current Report on Form 8-K. The parties agreed that the agreements were terminated, were of no force or effect and were void ab initio. No transfers of any common shares were completed to the existing officers and directors of the Company from Mr. Jesper Svane and Mr. Rene Lauritsen under these agreements. For clarification, none of Mr. Bent Helvang, Mr. Klaus Aamann or Mr. Anders Hageskov acquired any shares of the Company’s common stock pursuant to the previously announced agreements.

Item 9.01    Financial Statements and Exhibits.

Exhibit
Number	Document
10.1	Agreement dated May 6, 2010 between Bark Group Inc., Sapiens Alliance Ltd., Rene Lauritsen, Svaneco Ltd. and Jesper Svane.(1)

(1) Filed as an exhibit to this current report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARK GROUP, INC.

Date: May 11, 2010	By:	/s/ Bent Helvang
	Name:	Bent Helvang
	Title:	Chairman & Secretary